IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


IN RE UGLY DUCKLING CORPORATION )
SHAREHOLDERS DERIVATIVE AND     )   Consolidated C.A. No. 18746-NC
CLASS LITIGATION                )


                        SCHEDULING ORDER FOR APPROVAL OF
                    SETTLEMENT OF CLASS AND DERIVATIVE ACTION

     The parties to the above-captioned, consolidated civil actions (collectively, the "Consolidated Action"), having applied for an Order seeking a class action determination herein and determining certain matters in connection with the proposed settlement of the Consolidated Action (the "Settlement"), in accordance with the Stipulation and Agreement of Compromise, Settlement and Release entered into by the parties, dated January __, 2002 (the "Stipulation"), and for dismissal of the Consolidated Action upon the terms and conditions set forth in the Stipulation;

     NOW, upon consent of the parties, after review and consideration of the Stipulation filed with the Court and the Exhibits annexed thereto, and after due deliberation,

     IT IS HEREBY ORDERED this ____ day of January, 2002, that:
1. For purposes of settlement only, pursuant to Court of Chancery Rules 23(a), 23(b)(l) and (b)(2), the Consolidated Action, pending the Settlement Hearing (defined below), shall be temporarily maintained as a class action on behalf of a class consisting of all persons (other than defendants, members of the immediate families of the individual defendants, any entity in which any of the defendants has a direct or indirect controlling interest, and the officers,

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directors,  employees,  affiliates, legal representatives,  heirs, predecessors, successors and assigns of any excluded person or entity and all other released persons) who owned stock of the Ugly Duckling Corporation ("Ugly Duckling" or the "Company") at any time from November 16, 2001 until and including the closing of the Transaction (as defined in the Stipulation), and their successors
in  interest  and  transferees,   immediate  and  remote  (the  "Class").  Named
plaintiffs are temporarily certified as Class representatives. The law firms of Abraham & Paskowitz and Wolf Popper LLP are temporarily appointed as plaintiffs' co-lead counsel for the derivative claims, and the law firms of Milberg Weiss Bershad Hynes & Lerach LLP and Wolf Popper LLP are temporarily appointed as plaintiffs' co-lead counsel for the class claims (collectively, "Plaintiffs' Co-Lead Counsel").

2. A hearing (the "Settlement Hearing") shall be held on March ___, 2002, at _____ __.m., in the Court of Chancery in Wilmington, Delaware to: a. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class; b. determine whether judgment should be entered pursuant to the Stipulation, inter alia, dismissing the Consolidated Action with prejudice and extinguishing and releasing all Settled Claims (as defined therein); c. determine whether the Class should be certified and whether plaintiffs and their counsel have adequately represented the Class;
d. rule on an application of plaintiffs' counsel in the Consolidated Action for an award of attorneys' fees and the reimbursement of expenses; and e. rule on such other matters as the Court may deem appropriate.

3. The Court  reserves  the  right to  adjourn  the  Settlement  Hearing  or any
adjournment  thereof,   including  the  consideration  of  the  application  for

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attorneys'  fees and  reimbursement  of expenses,  without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

4. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the parties to the Stipulation and without further notice to the Class.

5. Within ten (10) business days after the date of this Order, Ugly Duckling shall cause a notice of the Settlement Hearing in substantially the form annexed as Exhibit B to the Stipulation (the "Notice") to be mailed by United States mail, postage pre-paid (or by more expedient means), to all shareholders of record of Ugly Duckling on or after November 16, 2001 at their last known address appearing in the stock transfer records maintained by or on behalf of Company. All record holders in the Class who are not also the beneficial owners of the shares of Ugly Duckling common stock held by them of record are requested to forward the Notice to such beneficial owners of those shares. Ugly Duckling shall use reasonable efforts to give notice to such beneficial owners by (a) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests copies for distribution to beneficial owners, or (b) mailing additional copies of the Notice to beneficial owners whose names and addresses Ugly Duckling receives from record owners.

6. The form and method of notice specified herein (i) is the best notice practicable, (ii) shall constitute sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice, and (iii) meets the

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requirements  of due process and Rules 23 and 23.1.  No later than five (5) days prior to the Settlement Hearing, counsel for the Company shall file with the Court of Chancery an appropriate affidavit with respect to the mailing of the Notice.

7. Any member of the Class who objects to the Settlement, the class action determination, the judgment to be entered in the Consolidated Action, the representation of the Class by plaintiffs and their counsel, and/or plaintiffs' counsel's application for fees and reimbursement of costs and expenses, or who otherwise wishes to be heard, may appear in person or by his or her attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than Plaintiffs' Co-Lead Counsel shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) calendar days prior to the Settlement Hearing: (a) a written notice of intention to appear; (b) a statement of such person's objections to any matters before the Court; (c) the grounds therefor or the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider, shall be filed by such person with the Register in Chancery and, on or before the date of such filing, shall be served upon the following counsel of record:

Norman M. Monhait
ROSENTHAL, MONHAIT, GROSS
& GODDESS, P.A.
Mellon Bank Center, Suite 1401
919 N. Market Street
P.O. Box 1070
Wilmington, DE 19899

Jessica Zeldin
MORRIS, NICHOLS, ARSHT & TUNNELL
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899

Srinivas M. Raju
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, DE 19899

Richard I. G. Jones, Jr.
ASHBY & GEDDES
222 Delaware Avenue
P.O. Box 1150
Wilmington, DE 19899

8. Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, the class action determination, any judgment entered thereon, the adequacy of the representation of the Class by plaintiffs and their counsel, any award of attorneys' fees and expenses to plaintiffs' counsel, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in paragraph 7. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

9. If the Settlement, including any amendment made in accordance with the Stipulation, does not obtain final Court approval or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation), any Class certification herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect except for Ugly Duckling's obligations to pay for any expense incurred in connection with the Notice and administration provided for by this Order, and neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received as evidence at any proceeding in this or any other action or proceeding.
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10. All proceedings in the Consolidated Action, other than proceedings as may be necessary to carry out the terms and  conditions of the  Settlement,  are hereby
stayed  and  suspended  until  further  order  of  this  Court.   Pending  final
determination of whether the Stipulation should be approved, members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of, any action, asserting any Settled Claims (as defined in the Stipulation), either directly, representatively, derivatively or in any other capacity against any of the Released Persons (as defined in the Stipulation) or challenging the Stipulation.

11. The Stipulation, and all negotiations, statements or proceedings in connection therewith, shall not be in any event construed as, or deemed to be evidence of, an admission or concession on the part of any of the plaintiffs, defendants, any present or former shareholder of Ugly Duckling, any Class member, or any other person, of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding, or be used in any way as an admission, concession or evidence of any liability or wrongdoing of any nature, and shall not be construed as, or deemed to be evidence of, an admission or concession that the Company, plaintiffs, their counsel, any member of the Class, or any present or former Ugly Duckling shareholders, or other person, has or has not suffered any damage, as a result of the facts described in the Amended Complaint or the Notice.



Chancellor